NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR FOREIGN SECURITIES LAW, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR FOREIGN SECURITIES LAW AND (2) IF SUCH SALE, TRANSFER OR ASSIGNMENT VIOLATES APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE PROVISIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 30, 2007, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN, AND AN AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, DATED AS OF JULY 30, 2007. COMPLETE AND CORRECT COPIES OF SUCH AGREEMENTS ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO ANY HOLDER OF THIS WARRANT OR ANY UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT UPON WRITTEN REQUEST AND WITHOUT CHARGE.

TWISTBOX ENTERTAINMENT, INC.

CLASS A WARRANT

Warrant No. WR-1	Dated: July 30, 2007

Twistbox Entertainment, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, ValueAct SmallCap Master Fund, L.P. (together with its transferees permitted hereby, the “Holder”), is entitled to purchase from the Company up to a total of TWO MILLION FOUR HUNDRED ONE THOUSAND SEVEN HUNDRED FORTY SEVEN (2,401,747) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $6.87 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”),at any time and from the date hereof and through and including 6:30 p.m. New York City Time on July 30, 2011 (the “Expiration Date”), and subject to the following terms and conditions. This Class A Warrant (this “Warrant”) is issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors identified therein (the “Securities Purchase Agreement”) and in connection with the issuance of certain of the Company's Senior Secured Notes. All such warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers.

(a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the transfer agent or to the Company at its address specified herein and the payment by the Holder of any tax payable in respect of any such transfer. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

(b) This Warrant and the Warrant Shares issued upon exercise thereof may not be offered for sale, sold, assigned, hypothecated or otherwise transferred (i) in the absence of (a) an effective registration statement for the securities under the Securities Act or Foreign Securities Law, or (b) if so requested by the Company, an opinion of counsel reasonably acceptable to the Company that registration is not required under said act or Foreign Securities Law and (ii) if such sale, assignment, hypothecation or transfer is in violation of applicable state securities and blue sky laws. The Holder may not sell, assign, hypothecate or otherwise transfer any Warrant or any Warrant Shares to any Person that the Board of Directors of the Company, in its reasonable judgment, deems to be a competitor of the Company or an affiliate thereof; provided, however, that upon the filing of an effective registration statement for the securities under the Securities Act or Foreign Securities Law, such restriction shall be null and void. Notwithstanding anything contained herein to the contrary, any transferee of any Warrant or Warrant Shares shall, as a condition precedent to such Transfer, agree in writing to be subject to the terms of the Transaction Documents to the same extent as if the transferee were an original Investor under the Securities Purchase Agreement.

4. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. On the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, on the Expiration Date, if the Closing Price exceeds the Exercise Price, this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis immediately prior to the expiration thereof.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed along with the Warrant, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of (w) cash, (x) Senior Secured Notes having a principal amount plus accrued but unpaid interest equal to the Exercise Price, (y) a “cashless exercise” pursuant to Section 10 below, or (z) any combination thereof, in each case as indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate for the Warrant Shares issuable upon such exercise.

(b) This Warrant is exercisable, either in its entirety or, from time to time, in part. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company (other than a failure to comply with the provisions of this Warrant related to the exercise thereof). Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Initial issuance and delivery of certificates for shares of Common Stock to the Holder upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder and the Holder shall be responsible therefor. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the Common Stock as to which purchase rights under this Warrant exist, into a different number of shares of Common Stock, the Exercise Price for such shares shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination or reverse split and the shares of Common Stock as to which purchase rights under this Warrant exist shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination or reverse split.

(b) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the Common Shares as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would have received on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the record date for such dividend or distribution.

(c) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event that any shares of Common Stock or any options to purchase shares of Common Stock or any stock or security convertible into or exercisable or exchangeable for Common Stock are issued following the date hereof (the “Additional Shares”) for a price per share less than the Exercise Price (the “Additional Share Price”), then the Exercise Price shall be reduced to the consideration per share of Common Stock (as calculated on an as converted basis for the issuance of convertible securities and on an as exercised basis assuming the payment in full of the exercise price for warrants or options in addition to any consideration paid in connection with the issuance of such option, warrant or other convertible security), if any, received or receivable by the Company upon such issuance or sale, the value of which, if not cash, shall be as determined by the Company's Board of Directors in good faith. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 9(c) in connection with any Additional Shares issued, issuable or deemed issued: (i) to officers, directors and employees of, and consultants to, the Company pursuant to any incentive plans or arrangements approved by the Company's Board of Directors; (ii) upon conversion of shares of Company preferred stock outstanding on the date hereof; (iii) pursuant to any bona fide business acquisition; provided, however, that for so long as the Senior Secured Notes are outstanding, the maximum aggregate value (as determined by the Company's Board, in good faith) of all such Additional Shares issued in connection with such bona fide business acquisitions for consideration that is less than the Exercise Price then in effect shall not exceed $30,000,000; or (iv) pursuant to any event for which adjustment has already been made pursuant to this Section 9.

(d) Adjustment of Exercise Price Upon an Event of Default. Upon the occurrence of an Event of Default, as such term is defined in the Senior Secured Note, the Exercise Price shall be permanently reduced to $4.41 per share, as the same may thereafter be adjusted from time to time as provided under this Section 9.

(e) Fundamental Transaction. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of all or substantially all the Company's properties and assets to another person (each of (i)-(iii) a “Fundamental Transaction”), then, as a part of such reorganization, merger, consolidation, sale, or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from a Fundamental Transaction that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Fundamental Transaction if this Warrant had been exercised immediately before such Fundamental Transaction, all subject to further adjustment as provided in this Section 9. The foregoing provisions of this Section 9(e) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction (including provisions for adjustment to the Exercise Price), to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(f) Reclassifications, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided for in this Section 9.

(g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The disposition of any shares owned or held by or for the account of the Company shall be considered an issue or sale of Common Stock.

(h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

(i) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for (x) any Fundamental Transaction, (y) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (z) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least fifteen days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price which may take the form of (i) cash, (ii) Senior Secured Notes having a principal amount plus accrued but unpaid interest equal to the Exercise Price, (iv) a “cashless exercise” or (iv) any combination thereof. If the Holder elects to satisfy its obligation to pay the Exercise Price through a "cashless exercise," the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X=Y (A-B)
   A
where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Closing Price.

B = the Exercise Price.

For purposes of the above calculation, “Closing Price” shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or any exchange on which the Common Stock is listed, whichever is applicable, for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company's initial public offering.

11. Compliance with Securities Laws.

(a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for Holder's own account and not as a nominee for the any other party, for investment and not with a view toward distribution or sale.

(b) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act or Foreign Securities Law and the provisions of the Transaction Documents with respect to the restrictions on transfer (including, without limitation, the requirement that any transferee agree in writing to be subject to the terms of the Transaction Documents to the same extent as if the transferee were an original Investor under the Securities Purchase Agreement), title to this Warrant may be transferred by endorsement (by the Holder executing the assignment form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(c) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(d) The Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR FOREIGN SECURITIES LAW, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR FOREIGN SECURITIES LAW AND (2) IF SUCH SALE, TRANSFER OR ASSIGNMENT VIOLATES APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 30, 2007, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN AND AN AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, DATED AS OF JULY 30, 2007. COMPLETE AND CORRECT COPIES OF SUCH AGREEMENTS ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO ANY HOLDER OF THE SECURITIES UPON WRITTEN REQUEST WITHOUT CHARGE.

12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall pay the Holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the excess of the Closing Price over the Exercise Price.

13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Securities Purchase Agreement prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Securities Purchase Agreement on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Securities Purchase Agreement.

14. Registration Rights. The Common Shares for which this Warrant is exercisable are entitled to the benefits of registration rights as set forth in the Amended and Restated Investors' Rights Agreement and subject to the limitations therein.

15. Governing Law; Venue; Waiver Of Jury Trial.

(A) ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

16. Miscellaneous.

(a) Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TWISTBOX ENTERTAINMENT, INC.

By:	/s/ IAN AARON
Name: IAN AARON
Title: PRES./CEO

ACCEPTED AND AGREED TO BY:

VALUEACT SMALLCAP MASTER FUND, L.P.
By Its General Partner, VA SmallCap Partners, LLC

By:	/s/ DAVID LOCKWOOD

Name:	DAVID LOCKWOOD

Title:	MANAGING MEMBER

FORM OF EXERCISE NOTICE

To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant.

To: TWISTBOX ENTERTAINMENT, INC.

The undersigned is the Holder of Warrant No. ____________ (the “Warrant”) issued by Twistbox Entertainment, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of _____________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase ___________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise” under Section 10

____ “Cashless Exercise” under Section 10

____ “Senior Secured Note Due January 30, 2010” having a principal amount plus accrued but unpaid interest equal to the Exercise Price

4.	If the Holder has elected a Cash Exercise, the holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of _____________ Warrant Shares.

Dated: _______________, ________	Name of Holder: (Print)
By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

To be completed and signed only upon transfer of Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________ the right represented by the within Warrant to purchase ______________ shares of Common Stock of Twistbox Entertainment, Inc. to which the within Warrant relates and appoints ______________ attorney to transfer said right on the books of Twistbox Entertainment, Inc. with full power of substitution in the premises.

Dated: _____________,_____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

Security or Taxpayer Identification Number

In the presence of: